Exhibit 99.10

NAME OF PURCHASER:  Japan Medical Dynamic Marketing, Inc.
                    -------------------------------------

To:   ORTHOVITA, INC.
      45 GREAT VALLEY PARKWAY
      MALVERN, PA  19355  USA

                                ORTHOVITA, INC.
                            SUBSCRIPTION AGREEMENT

                                  SECTION 1.
                                  ----------

     1.1  Subscription.  The undersigned (the "Purchaser"), intending to be
          ------------
legally bound, hereby subscribes for and agrees to purchase One Hundred Eighty-nine Thousand, Three Hundred and Ninety Four (189,394) shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Orthovita, Inc., a Pennsylvania corporation (the "Company"), for the purchase price of One Million U.S. dollars (USD$1,000,000) (the "Purchase Price") in accordance with the terms and conditions of this Subscription Agreement (the "Subscription Agreement").

     1.2  Purchase of Securities.  At the Closing (as defined in Section 2.1
          ----------------------
below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for the Purchase Price. The purchase and sale of the Shares shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, on the sale of the Offering (as hereafter defined) and thereafter at such time(s) and place(s) as the Company shall decide upon (the "Closing").

     1.3  Pricing of the Shares of Common Stock.  The price for each Share of
          -------------------------------------
Common Stock shall equal the average of the closing sales price of the Company's Common Stock on the Nasdaq National Market for the twenty trading days immediately prior to the Closing, or USD $5.28 per Share.

                                  SECTION 2.
                                  ----------

     2.1  Closing.  At the closing (the "Closing") of the purchase and sale of
          -------
the Shares subscribed to by the Purchaser, the Company shall prepare for delivery to the Purchaser certificates for the Common Stock to be issued and sold to the Purchaser, duly registered in the Purchaser's name against payment in full by the Purchaser of the Purchase Price in United States dollars in immediately available funds to an account or accounts designated in writing by the Company.

     2.2  Closing Deliveries.
          ------------------

          (a) At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

               (i)   An executed copy of this Agreement;

               (ii) A certificate representing the Shares of Common Stock purchased by the Purchaser, registered in the name of such Purchaser, in form satisfactory to such Purchaser (provided that delivery of such certificate on the fifth business day immediately after the date of the Closing shall be deemed to satisfy the Company's obligation in this Section 2.2(a)(ii));

               (iii) An executed Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement");
                            ----------

               (iv)  An opinion of the Company's legal counsel; and

               (v) Such other documents relating to the transaction as the Purchaser and its counsel may reasonably request.

          (b) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following in form and substance reasonably satisfactory to the Company:

               (i)   An executed copy of this Agreement;

               (ii)  The Purchase Price; and

               (iii) Such other documents relating to the transaction as the
                     Company and its counsel may reasonably request.

                                  SECTION 3.
                                  ----------

     3.1  Representations and Warranties of the Company.
          ---------------------------------------------

     The Company represents and warrants that:

     (a) Each of the Company and its subsidiaries is a corporation duly organized and validly subsisting under the laws of the state of its formation, and duly qualified to do business and in good standing as a foreign corporation in each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), and the Company has full power and authority, corporate and otherwise, to enter into and perform this Subscription Agreement, and to execute and deliver the various instruments and documents provided for herein.

     (b) The execution, delivery and performance by the Company of this Subscription Agreement and the Registration Rights Agreement, and the issuance and delivery by the Company of the Shares as contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of the Company's Articles of Incorporation or Bylaws, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries' property may be bound or affected. The issuance of the Shares may trigger certain anti-dilution provisions set forth in: (i) common stock purchase warrants previously granted by the Company that may result in the issuance of additional shares under the affected warrants; and (ii) a certain subscription agreement dated as of August 22, 2000 between the Company and one of its shareholders pursuant to which such shareholder is entitled to acquire additional shares of Common Stock for $0.01 per share if the per share purchase price of the Shares is less than $4.00. Each of the Subscription Agreement and the Registration Rights Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

     (c) Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and all Quarterly Reports on Form 10-Q filed thereafter (including the Company's Form 10-Q for the quarter ended September 30, 2000), including all exhibits thereto (collectively, the "Documents"), there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries and there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries.

     (d) As of March 29, 2001, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 15,972,735 shares were issued and outstanding. As of March 29, 2001, the number of shares of Common Stock issuable upon the exercise of vested options then outstanding was 881,525, and the number of shares of Common Stock issuable upon the exercise of outstanding warrants was 2,339,113. The Company is also undertaking a private placement offering and remains in discussions with potential purchasers of its shares of Common Stock thereunder.

     (e) The Shares issuable under this Subscription Agreement have been duly authorized and, when issued in compliance with this Subscription Agreement against payment therefor, will be validly issued, fully paid and nonassessable. The Shares will be issued free and clear of any claim, lien, security interest or other encumbrance other than as set forth therein; provided, however, that the Shares may be subject to restrictions applicable on transfer under state and/or federal securities laws.

     (f) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Subscription Agreement and the Registration Rights Agreement by the Company or
(ii) the offer, sale, issuance and delivery of the Shares contemplated hereby by the Company; provided that, all representations made to the Company by the
             -------------
Purchaser in this Subscription Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

     (g) None of the Documents contains, as of the date thereof, any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances in which and the date on which they were made, not misleading, and each of such reports or filings complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under each such Act. As of the date hereof, except as disclosed in the Documents and except for operating losses in the ordinary course of business, since September 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), assets, liabilities or results of operations or, insofar as can be reasonably foreseen, prospects of the Company.

     (h) Neither this Agreement nor the Documents, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (i) As of the date hereof, the Common Stock is traded on the NASDAQ National Market System and the EASDAQ stock market.

     (j) Subject to the accuracy and completeness of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issuance and sale by the Company to the Purchaser of the Shares is exempt from the registration requirements of the Securities Act.

     (k) The Company has no other obligation to pay brokers' fees or commissions by virtue of the sale of the Shares.

                                  SECTION 4.
                                  ----------

     4.1  Purchaser Representations and Warranties.  The Purchaser hereby
          ----------------------------------------
acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

     (a) The Purchaser has received, read carefully and understands the Documents and has had an adequate opportunity to consult his own attorney, accountant or investment advisor (his "Advisors") with respect to the suitability of the investment contemplated hereby for the Purchaser. The Purchaser further acknowledges that the Purchaser and his Advisors have also made such other investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate so as to understand the nature of the investment in the Shares, including without limitation, the merits and risks thereof.

     (b) The Purchaser is acquiring the Shares for the Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the Purchaser is subscribing.

     (c) The Purchaser has full power and authority to enter into this Subscription Agreement and the Registration Rights Agreement. The execution and delivery of this Subscription Agreement and the Registration Rights Agreement have been duly authorized by the Purchaser, and this Subscription Agreement constitutes a valid and legally binding obligation of the Purchaser.

     (d) The Purchaser acknowledges the Purchaser's understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company and its affiliates as follows:

          (i) The Purchaser understands that the basis for the exemption from registration may not be present if, notwithstanding such representations, the Purchaser's intention is merely to acquire the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Accordingly, the Purchaser does not have any such intention;

          (ii) The Purchaser has the financial ability to bear the economic risk of the Purchaser's investment, which is speculative in nature, has adequate means for providing for the Purchaser's current needs and personal contingencies and has no need for liquidity with respect to the Purchaser's investment in the Company; and

          (iii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

     (e) The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D (as described in Appendix I hereto).
                                               ----------

     (f)  The Purchaser:

          (i) Has been furnished with copies of the Documents. The Purchaser acknowledges and agrees that the Documents supercede all written information regarding the Company that the Purchaser may have received prior to the date of the Documents. The Purchaser has carefully read the Documents and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Documents (including all exhibits thereto), provided, however, that the foregoing does not limit or modify the representations and warranties of the Company contained in
     Section 3 hereof or the right of the Purchaser to rely thereon;

          (ii) Has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares hereunder and the Company to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iii) Has been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Shares and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Purchaser to evaluate the merits and risks of purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iv) Has not been furnished with any oral representation or oral information in connection with the offering of the Shares which is not contained herein or in the Documents; and

          (v) Has determined that the Shares are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of such investment.

     (g) The Purchaser is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

     (h) This offer is not transferable or assignable by the Purchaser unless the Purchaser complies with the terms of transfer hereof. The Purchaser further represents, warrants and agrees that the Purchaser will not sell or otherwise transfer any of the Shares issued in connection with the this Subscription Agreement, without registration under the Securities Act or an exemption therefrom, and that the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase because, among other reasons, none of the Shares have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Purchaser is aware that the Shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser also understands that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register any of the Shares on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Purchaser further understands that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Subscription Agreement.

     (i) No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Shares the Purchaser is not relying upon any representations other than those contained herein.

     (j) Any information which the Purchaser has heretofore furnished to the Company with respect to the Purchaser's financial position and business experience is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information, the Purchaser will immediately furnish such revised or corrected information to the Company.

     (k) The Purchaser understands and agrees that the certificates for the Shares shall bear the following legend, or a similar legend to the same effect, until (i) the Shares shall have been registered under the Securities Act pursuant to the Registration Rights Agreement and effectively been disposed of in accordance with a registration statement that has been declared effective; or
(ii) in the opinion of counsel for the Company such Shares may be sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

     (l) The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and an investment in the Shares pursuant to the offering hereunder will not cause such overall commitment to become excessive.

     (m) The Purchaser: is not (i) a director, officer, or substantial security holder of the Company (a "Related Party"), (ii) a subsidiary, affiliate or other closely-related person of a Related Party, or (iii) any person, company or entity in which a Related Party has a substantial direct or indirect interest.

     (n) No Federal or state agency has made any findings or determination as to the fairness of the offering of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

                                  SECTION 5.
                                  ----------

     5.1  Modification.  Neither this Subscription Agreement nor any provisions
          ------------
hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought to be enforced.

     5.2  Notices.  All notices, authorizations, consents, waivers, demands,
          -------
requests or other communications required or permitted to be given under the terms of this Subscription Agreement shall be in writing and shall be deemed to have been delivered (i) upon the date of delivery, if personally delivered, (ii) two business days after deposit with a nationally-recognized overnight courier with charges prepaid, or (iii) upon the date of transmission, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if transmission is completed by or before 5:00 p.m. Eastern Time) or the first business day following such transmission if completed after 5:00 p.m. Eastern Time. Notices shall be addressed as follows:

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

          If to the Company, to:

               Orthovita, Inc.
               45 Great Valley Parkway
               Malvern, PA  19355
               Attn: Bruce A. Peacock
               President and Chief Executive Officer
               Fax:  610-640-2603

          With copies (which copies shall not constitute notice) to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA  19103-2921
               Attn:  Stephen Jannetta, Esquire
               Fax:  215-963-5299

          If to the Purchaser, to:

               Japan Medical Dynamic Marketing, Inc.
               12 Ichigayadaimachi, Shinjuku-Ku
               Tokyo, Japan
               Attn:
               Fax:

          With copies (which copies shall not constitute notice) to:

               _______________________
               _______________________
               _______________________
               Attn:
               Fax:

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 5.2.

     5.3  Counterparts. This Subscription Agreement may be executed through the
          ------------
use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     5.4  Binding Effect.  Except as otherwise provided herein, this
          --------------
Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligation of the Purchaser shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, legal representatives, administrators, successors and permitted assigns.

     5.5  Severability.  In the event that any provision of this Subscription
          ------------
Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6  Entire Agreement.  This Subscription Agreement and the documents
          ----------------
referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

     5.7  Assignability.  This Subscription Agreement is not transferable or
          -------------
assignable by the Purchaser.

     5.8  Applicable Law.  This Subscription Agreement shall be governed by and
          --------------
construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of law principles of such State.

     5.9  Pronouns.  The use herein of the masculine pronouns "he," "him" or
          --------
"his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

     5.10 Survival.  The respective indemnities, representations, warranties and
          --------
agreements of the Company and the Purchaser contained in this Subscription Agreement or made by or on behalf on them, respectively, pursuant to this Subscription Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of this 29th day of March 2001.

Number of Shares of Common Stock subscribed for: 189,394
                                                --------

Amount of check enclosed or wire transfer:         $ 1,000,000.00
                                                   --------------



Date:__________, 2001              JAPAN MEDICAL DYNAMIC MARKETING, INC.


                                   By: /s/ Yasuo Watanabe
                                       ------------------
                                        Name:  Yasuo Watanabe
                                        Title: President


Date:__________, 2001              ORTHOVITA, INC.


                                   By: /s/ Bruce A. Peacock
                                      --------------------
                                      Bruce A. Peacock
                                      President and Chief Executive Officer

                                  Appendix I
                                  -----------

     Pursuant to Rule 501 of Regulation D promulgated under the Securities Act, an accredited investor means:

     (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

     (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (d)  Any director or executive officer of the Company;

     (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

     (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

     (g) Any trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person having such knowledge and experience in financial and business matters so such person is capable of evaluating the merits and risks of the investment to be made; or

     (h)  Any entity in which all of the equity owners are accredited investors.

     In addition, a participant in a defined contribution or profit sharing plan qualified under Section 401 of the Code may be deemed the purchaser of the Common Stock for the purpose of determining whether the plan is an accredited investor if the following conditions are satisfied: (x) the plan trust must provide for segregated accounts for each plan participant, (y) the plan document must provide the participant with the power to direct the trustee to make each particular investment to the extent of the participant's voluntary contributions plus that portion of employer contributions that have vested to the participant's benefit and (z) the investment in the Shares must have been made pursuant to an exercise by the participant of the power to direct the investment of his or her account in the plan trust.

                                   EXHIBIT A
                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                      -14-